UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36405	46-3769850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

In connection with the closing of the acquisition of the Properties (as defined below), as described below under Item 2.01, on November 30, 2017, Arnold (CA) LLC, a wholly owned subsidiary of Farmland Partners Inc. (the “Company”), entered into a 25-year crop-share lease agreement with Olam Farming, Inc. (“Olam Farming”), a subsidiary of Olam International Limited (“Olam International” and, together with Olam Farming, “Olam”), with respect to the Properties (the “Lease”).  Pursuant to the lease, Olam International is required to unconditionally guarantee the obligations of Olam Farming. During the term of the Lease, Olam will be responsible for the operation, maintenance and improvements on the Properties.

Pursuant to the Lease, Olam will pay annual rental payments based on the total gross revenues Olam generates from the Properties.  Based on the historical performance of the Properties, management expects that annual rental payments under the Lease will be between $6.5 million and $7.1 million. Beginning in the 2020/2021 crop year, rental payments will be adjusted based on the change in the market price of almonds, pistachios and walnuts from the prior crop year, subject to a maximum increase or decrease of no greater than 3% in any given year.  The Lease contains customary representations and warranties and other affirmative and negative covenants. The Lease also includes customary events of default, subject to customary cure periods in certain cases.

Because the rental payments under the Lease are based on the gross revenues generated by the Properties, we can provide no assurances that the amount of annual rental payments under the Lease will meet management’s expectations.

Item 2.01.                                        Completion of Acquisition of Disposition of Assets.

On November 30, 2017, the Company completed the previously announced acquisition of three tree nut ranches in California comprising an aggregate of approximately 5,100 acres (collectively, the “Properties”) from Olam for total consideration of $110 million in cash. The Properties were previously owner-occupied and, as a result, do not have a prior leasing history.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, without limitation, statements regarding the expected amount of annual rental payments under the Lease. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations include satisfaction of the closing conditions to the Purchase Agreement described above and other risks detailed under “Risk Factors” in the Company’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on February 23, 2017 and in other filings the Company makes with the Securities and Exchange Commission from time to time. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated:	December 5, 2017	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer

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